EXHIBIT 99.1

Harold Gewerter and Brett Matus Joins Crown Equity Holdings Inc. Board of Directors

LAS VEGAS, NV – September 3, 2014 — The Board of Directors (the “Board”) of Crown Equity Holdings Inc. (the “Company”) (PINK: CRWE) today announced the election of Harold Gewerter and Brett Matusas the company’s newest members to its Board of Directors effective immediately.

Mr. Gewerter and Mr. Matus’ appointment expands the Board to 8 from 6 directors.

Harold Gewerter will become the Board’s Chairman and Steven On oue, former Chairman will remain as a board director.

Mr. Matus was elected to lead the company’s Real Estate business, as Chief Executive Officer of CRWE Real Estate, with Reza Akhavan, being elected as the Real Estate endeavor Chief Operating Officer.

 “We are pleased to have Harold Gewerter and Brett Matus as the company’s newest membersto the Board of Directors.” said Kenneth Bosket, CEO/President of Crown Equity Holdings Inc. “We welcome their insight and counsel as the company continues to increase its brand, as well as CRWE Real Estate value.”

HAROLD GEWERTER has been in private practice of law since 1979. Mr. Gewerter has lectured for various bar associations and other associations in Nevada, Hawaii, California, Washington, Alaska, and Ohio in the areas of Taxation, Securities Law, Real Estate and Estate planning. Mr. Gewerter is a member of the Nevada State Bar and is also admitted to practice before the United States Supreme Court, the United States District Court for the District of Nevada, the Ninth Circuit Court of Appeals, the United States Tax Court and the United States Court of Claims. Mr. Gewerter is a graduate of the University of Southern California where he received his Bachelor of Arts and Master of Science. He received his Juris Doctor from Southwestern University School of Law.

BRETT MATUSBrett brings over 22 years in managing properties. He received his property Management Diploma from George Brown College in Canada.

REZA AKHAVAN brings 32 years of Management experience, as well as having over 30 years of recruiting, training, standard and policy development experience with his most recent experience being a Real Estate Executive. Mr. Akhavan received his Associates Degree in Marketing from National University San Diego in1985 and his Bachelor of Science: Business Administration, from National University San Diego in 1989

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About Crown Equity Holdings Inc.

Together with its digital network of websites, Crown Equity Holdings Inc., provides and offers advertising branding, marketing solutions and services to boost customer awareness, as well as merchant visibility as a worldwide online multi-media publisher. The company focuses on the distribution of information for the purpose of bringing together its targeted audience and the advertisers that want to reach them. Its advertising services cover and connect a range of marketing specialties, as well as provide search engine optimization for clients interested in online media awareness. The company launches, invests and manages select businesses, projects and real estate endeavors. For more information regarding Crown Equity Holdings Inc., please visit: http://www.crownequityholdings.com.

This news release may contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Kenneth Bosket, President

702 448-1543

Source: Crown Equity Holdings Inc.